Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-141259, 333-151090, 333-155695, 333-155696, 333-155697, 333-57194, 33-96542, 333-09875, 333-25475, 333-44441, 333-69029, and 333-80077) and in the Registration Statements on Form S-8 (Nos. 333-116437, 333-100244, 333-52478, 333-80081, 333-18275, 333-19831, 333-32661 and 333-44443) of Mack-Cali Realty Corporation of our report dated February 10, 2010 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, New York
 February 10, 2010